CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 16, 2007 accompanying the financial statements of Van Kampen Merritt Equity Opportunity Trust, Series 2 as of December 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 14 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                            GRANT THORNTON LLP


New York, New York
April 23, 2007